17


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        Neckties2U, INC.

                 (Name of issuer in its charter)

      Nevada                                     Applied For
  (State or other       (Primary Standard       (I.R.S. Employer
   jurisdiction             Industrial           Identification
        of           Classification Code No.)         No.)
  incorporation)

                  ____________________________
               11777 San Vicente Blvd., Suite 702
                      Los Angeles, CA 90049
                         (310) 826-0676
  (Address and telephone number of principal executive offices)
                  ____________________________
                Premier Corporate Services, Inc.
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (702) 650-2050
    (Name, address and telephone number of agent for service)
                  ____________________________
Approximate  date  of proposed sale to the  public:  As  soon  as
reasonably   practicable  after  the  effective  date   of   this
Registration Statement.

If  any of the securities being registered on this Form are to be offered  on a delayed or continuous basis, pursuant to  Rule  415 under the Securities Act of 1933 check the following box. : _

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the fallowing box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.9 _

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. 9 _

If  delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box. 9_
                _________________________________

   Title of     Amount to    Proposed     Proposed    Amount of
  Each Class       be         maximum     Maximum    Registratio
      of       registered    offering    Aggregate        n
  Securities                 price per    Offering       Fee
     to be                     unit       Price(3)
  Registered
    Common     2,500,000    $0.01       $25,000      $6.60


Includes: (i) shares of common stock that have been issued or are reserved for issuance on the exercise of common stock Purchase Warrants issued in connection with the issuance of the debentures; and (ii) shares of common stock that have been issued to consultants of Neckties 2U, Inc.

(2) In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in an indeterminate amount in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(3) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall rile a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities At of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(2), may determine.


                        Neckties2U, Inc.

                2,500,000 Shares of Common Stock

This prospectus relates to the sale of up to 2,500,000 shares of common stock of Neckties2U, Inc. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled A Plan of Distribution.

The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest.
See Risk Factors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        TABLE OF CONTENTS

ITEM 3.   SUMMARY INFORMATION AND RISK FACTORS                 5

ITEM 4    USE OF PROCEEDS                                      7

ITEM 5.   DETERMINATION OF OFFERING PRICE                      7

ITEM 6.   DILUTION                                             7

ITEM 7.   SELLING SECURITY HOLDERS                             8

ITEM 8.   PLAN OF DISTRIBUTION                                 8

ITEM 9.   LEGAL PROCEEDINGS                                    8

ITEM 10.  DIRECTORS,  EXECUTIVE OFFICERS, PROMOTERS  AND  CONTROL
          PERSONS                                              9

ITEM 11.  SECURITY  OWNERSHIP  OF CERTAIN BENEFICIAL  OWNERS  AND
          MANAGEMENT                                           9

ITEM 12.  DESCRIPTION OF SECURITIES                           10

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL               10

ITEM 14.  DISCLOSURE  OF  COMMISSION POSITION ON  INDEMNIFICATION
          FOR SECURITIES ACT LIABILITIES                      10

ITEM 15.  ORGANIZATION WITHIN THE LAST FIVE YEARS             11

ITEM 16.  DESCRIPTION OF BUSINESS                             11

ITEM 17.  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR   PLAN   OF
          OPERATION                                           11

ITEM 18.  DESCRIPTION OF PROPERTY                             12

ITEM 19.  CERTAIN RELATIONSHIPS AND RELATIONSHIPS             12

ITEM 20.  MARKET   FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER
          MATTERS                                             12

ITEM 21.  EXECUTIVE COMPENSATION                              14

ITEM 22.  FINANCIAL STATEMENTS                                14

ITEM 23.  CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS   ON
          ACCOUNTING AND FINANCIAL DISCLOSURE                 14

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS           16

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION         16

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.            16

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES          16

ITEM 28.  UNDERTAKINGS                                        16

ITEM 3.   SUMMARY INFORMATION AND RISK FACTORS

                       Summary Information

THE COMPANY

The Company was incorporated under the laws of the State of Nevada on October 27, 1999 as Company 2.Com, Inc. and filed for a name change on January 25, 2000. Its principal executive offices are located at 11777 San Vicente Blvd., Suite 702, Los Angeles, CA 90049.

                          THE OFFERING




   Common stock offered by       2,500,000 shares
   Selling Shareholders
   (1)...........

   Common stock to be            5,000,000 shares
   outstanding                   (1)
   after the
   offering...............

   Use of proceeds.............  Purchase goods, materials,
                                 hire employees

   OTCBB symbol............      To Be Applied For


  (1) Represents shares of common stock outstanding at April 7, 2000 excluding:

  ___0___    shares of common stock reserved for future  issuance
  under our stock option plan; and

  ____0__    shares  of common stock issuable  upon  exercise  of
  stock options outstanding as of May 15, 1999, ____0__ of which are currently exercisable.

                             *  *  *


                          Risk Factors

The Company's business is subject to numerous risk factors, including the following:

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history and has received no revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until it is able to secure financing to hire employees who know the necktie industry. This may result in the Company incurring a net operating loss which will increase continuously until the Company raises enough capital to start manufacturing neckties.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition, and management of the company after knowledgeable personnel is hired. While management intends to hire appropriate personnel who have an operating knowledge of the necktie industry, it cannot assure that the Company will successfully locate employees meeting such criteria. In the event the Company does raise enough capital to hire key employees and purchase material the success of the company is dependent upon numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES. The Company is, and will continue to be, an insignificant participant in the business of manufacturing neckties for the businessman. A large number of established and well-financed entities, are active in the business of retailing and manufacturing neckties. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than the Company. The Company is, consequently, at a competitive disadvantage in being able to manufacture and become a successful company in the clothing industry.

NO AGREEMENT FOR THE MANUFACTURE OR SUPPLYING OF MATERIALS OR OTHER TRANSACTION. The Company has no arrangement, agreement, or understanding with respect to supplying material or personnel to aid in the operation of the business. There can be no assurance the Company will successfully raise enough capital to hire personnel or be able to purchase material to manufacture neckties. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities other than identifying the industry that management believes that there is an opportunity for success. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require to be able to manufacture and distribute its neckties.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking investment and personnel with knowledge of the necktie industry, management anticipates devoting up to twenty hours per week to the business of the Company. The Company's officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "MANAGEMENT."

CONFLICTS  OF  INTEREST  - GENERAL. The  Company's  officers  and directors do not participate in other business ventures, which compete directly with the Company. Additional conflicts of interest and non "arms-length" transactions may also arise in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a resolution which prohibits the Company from entering into any agreement with any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of the Company. See "ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - CONFLICTS OF INTEREST."

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has not conducted or received results of market research indicating that market demand exists for the sale and manufacture of neckties contemplated by the Company. However, the Company does plan to establish a marketing organization.

REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. The Company has obtained no formal determination from the
Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

ITEM 4    USE OF PROCEEDS

The  Company  intends to seek employees with a knowledge  of  the
Necktie  industry. Additionally, the Company intends to establish
contacts  with  suppliers  for  material  to  be  used   in   the
manufacturing of neckties.

ITEM 5.   DETERMINATION OF OFFERING PRICE

The offering price of the shares has been arbitrarily determined by the Company based upon factors such as the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

ITEM 6.   DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security such as the Common Stock, and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of December 22, 1999, the net tangible book value of the Company was zero. Giving effect to the sale by the Company of all offered Shares at the public offering price, the pro-forma net tangible book value of the Company would be approximately $25,000 or approximately 0.01 per Share, which would represent no immediate increase in Net Tangible Book Value per Share and zero per share dilution to new investors.

ITEM 7.   SELLING SECURITY HOLDERS



      Common Stock Beneficially  Common Stock to be
      Owned                      Beneficially Owned if
                                 All Shares Offered
                                 Hereunder Are Sold (1)
      NONE

                           Shares That

                         May be Offered

Name                  Shares     Percent    Shares     Percent
                                 (2)
N/A

ITEM 8.   PLAN OF DISTRIBUTION

Subject to the terms and conditions of the offering the Company is offering the shares on a "best efforts, all or none" basis with respect to the first 1,000,000 Shares, and a "Best efforts" basis with respect to the remaining 1,500,000 shares. Pending the sale of at least 1,000,000 Shares, all proceeds of the offering will be held in a special non-interest bearing account with Bank of America, Las Vegas, Nevada. Unless at least 1,000,000 Shares are sold within 30 days of the date of the Prospectus, or 90 days if extended, this offering will terminate and all funds will be promptly returned to the subscribers without interest thereon or deduction therefrom. Closing of the offering could take place as late as two weeks after the maximum 90 day offering period. Once subscriptions for 1,000,000 Shares ($10,000) have been deposited, there will be an initial closing after which the offering will continue for the remaining 1,500,000 Shares on a "best efforts" basis subject to subsequent closings. There can be no assurance that any or all of the Shares being offered will be sold.

ITEM 9.   LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
          PERSONS



Name                     Age               Position
Paul Kessler             39                President/Direc
                                           tor
Scott MacCaughern        42                Secretary/Treasurer/Direct
                                           or

Paul Kessler; President/Director

Paul Kessler has been an Officer and Director of the Company since February 20, 2000.

Paul Kessler is currently the President of Bristol Capital, L.L.C. Mr. Kessler is an emerging growth investor in both private and public companies and has funded and contributed to the success of many companies in the past decade. He is adept in the recognition of investment trends and has substantial experience with capital markets including investment banking. Mr. Kessler has held various senior executive positions within the securities industry and has been a private institutional investor for the past five years. Mr. Kessler has enjoyed identifying unique opportunities. Using this expertise, he develops and implements innovative financial solutions for both private and emerging growth public companies. Mr. Kessler is Co-founder of The Los Angeles Film School, and was Chairman of The Entertainment
Internet and Managing Director with Ambient Capital Group, a leading institutional investment bank.

Scott MacCaughern, Secretary/Treasurer/Director

Scott MacCaughern has been an Officer and Director of the Company since February 20, 2000.

Since 1995, Mr. MacCaughern has been president of Mac Caughern Trade Development, which is a national full service communications company to the Capital Markets. For the past 7 years, Mac Caughern Trade Development has focused on management and financial consulting services, specializing in strategic marketing, establishing distribution channels for products, mergers and acquisitions and financial public relations. Mac Caughern Trade Development is a recognized leader in investor relations and assisting clients in the quest for Capital.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT

The following table sets forth each person known to the Company, as of March 16, 2000, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group. In this case, the only holders of more than 5% of the Company's common stock are the directors and executive officers, so only one table is shown.



Title of   Name/Address                 Shares            Percentage
Class      of Owner                     Beneficially      Ownership
                                        Owned
Common     Paul Kessler                 1,500,000         50.00%
           11777 San Vicente Blvd.,
           Suite 702
           Los Angeles, CA 90049
Common     Scott MacCaughern            1,500,000         50.00%
           11777 San Vicente Blvd.,
           Suite 702
           Los Angeles, CA 90049

ITEM 12.  DESCRIPTION OF SECURITIES

The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock, par value $0.001 per share. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-
time,   from  funds  legally  available.  In  the  event   of   a
liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of the Company's stock would be issued to management or promoters, or affiliates or associates of either.

                 Shares Eligible for Future Sale

All shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. The Company makes no representations or guarantee that the shares registered hereunder shall have a market for resale.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

There is no interest of any expert to disclose.

ITEM 14.  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
          FOR SECURITIES ACT LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

ITEM 15.  ORGANIZATION WITHIN THE LAST FIVE YEARS

There are no relationships or transactions to be reported.

ITEM 16.  DESCRIPTION OF BUSINESS

Neckties2U, Inc. (the "Company") is a Nevada corporation formed on October 27, 1999. Its principal place of business is located at 11777 San Vicente Blvd., Suite 702, Los Angeles, CA 90049. The Company was organized to engage in any lawful corporate business. The Company has determined that it is focusing its plan of operation on the manufacture and sale of men's neckwear. The company's management does not have any experience in the industry but hopes through the instant offering that it may be in a position to hire or consult with persons who have experience and connections to people and/or entities in the industry.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
          OPERATION

The company intends to design, manufacture and distribute men's neckwear to various mid-level clothing stores to sell its ties. The company currently does not employ any designers or sales staff but hopes through the instant offering that it can raise capital so that it may be in a position to hire or consult with persons who have experience and connections to people and/or entities in the industry. The company believes there exists a need for ties in the $20.00-$35.00 range and hopes that its ties shall be sold in that price range. The Company has done no market research to verify that this market exists or to indicate its size.

NOTE REGARDING PROJECTIONS AND FORWARD LOOKING STATEMENTS

This statement includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this Registration Statement, other than statements of historical fact, are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this Statement, including, without limitation, in conjunction with those forward-looking statements contained in this Statement.

ITEM 18.  DESCRIPTION OF PROPERTY

The Company neither owns nor leases any real property at this time. The Company does have the use of a limited amount of office space from its Resident Agent, Premier Corporate Services, Inc., located at 1000 N. Green Valley Pkwy. #440-195, Henderson, NV 89014, at no cost to the Company, and Management expects this arrangement to continue. The Company pays its own charges for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses. This is a verbal agreement between the Resident Agent and the Board of Directors.

ITEM 19.  CERTAIN RELATIONSHIPS AND RELATIONSHIPS

The Board of Directors has passed a resolution which contains a policy that the Company will not do business with any entity in which any of the Company's Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy may be changed through their own initiative.

ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
          MATTERS

                         Capitalization

The Company is authorized to issue 25,000,000 shares of Common
Stock, $0.001 par value per share.

The Company's stock is not listed on any exchange. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the after-market for the Company's securities and management does not intend to initiate any such discussions until such time as the Company has raised enough capital to hire employees and enter into contracts with material suppliers and is conducting business. There is no assurance that a trading market will ever develop or, if such a market does develop that it will continue.

                          Market Price

The Registrant's Common Stock is not quoted on any exchange at the present time.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and
(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share.

However, there can be no assurances that the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

                             Holders

There  are  currently  2  holders of the  Company's  stocks.  The
Company issued 1,500,000 shares each to the current officers and directors.

                            Dividends

The Registrant has no plans to pay any dividends in the future upon issuance of the Company's stock.

ITEM 21.  EXECUTIVE COMPENSATION

None  of  the  Company's  officers and/or directors  receive  any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They both have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Registrant has generated revenues from operations. As of the date of this registration statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

ITEM 22.  FINANCIAL STATEMENTS

The financial statements and supplemental data required follow the index of financial statements appearing at Item 27 of this Form SB-2.

ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE

The Registrant has not changed accountants since its formation, and Management has had no disagreements with the findings of its accountants.
                      AVAILABLE INFORMATION

We have filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to us and the common stock offered, please refer to the registration statement, including the exhibits thereto. Statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete, and where such contract or other document is an exhibit to the registration statement, or otherwise, each such statement, is qualified by the provisions of such exhibit.

As a result of this offering, we will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by us with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, and at its regional offices located At 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

Inflation

We do not believe that inflation has had a material impact on our operations.

         PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

With respect to the issuances of stock made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the shares. The securities were not offered for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) The following documents are filed as exhibits to this Registration Statement:

  Financial Statements as of December 31, 1999.

Exhibit Description.

     3.1  Articles of Incorporation

     3.2  Bylaws of the Registrant

     27   Financial Data Schedule

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)  (1) File, during any period in which it offers or sells
          securities,   a   post-effective  amendment   to   this
          registration statement to:
               i.   Include any prospectus required by section 10(a)(3) of the
                 Securities Act;
ii.  Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the
maximum aggregate offering price set forth in the "Calculation of
Registration Fee" table in the effective registration statement.
iii. Include any additional or changed material information on the plan of distribution.
          (2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the
offering.
     (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the
       Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled  by  controlling precedent, submit to a  court  of
       appropriate   jurisdiction  the  question   whether   such
       indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________
SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on April 7, 2000.

Neckties2U, Inc.

By: /s/ Paul Kessler
   Paul Kessler, President